Exhibit 99.1

     Capital Lease Funding Announces Second Quarter 2005 Results

    NEW YORK--(BUSINESS WIRE)--Aug. 9, 2005--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the second quarter ended June 30, 2005.

    Highlights for the Second Quarter 2005:

    --  Funds from operations per share of $0.12

    --  Earnings per share of $0.06

    --  Total net lease investment portfolio increases to $747 million

    --  Owned net lease properties increase by 62%

    For the second quarter ended June 30, 2005, the Company reported total revenues of $15.4 million, and funds from operations ("FFO") of $3.5 million, or $0.12 per basic and diluted share, compared to FFO of $3.5 million, or $0.13 per share in the first quarter of 2005. Net income to common shareholders for the second quarter 2005 was $1.6 million, or $0.06 per basic and diluted share, compared to net income of $2.2 million, or $0.08 per basic and diluted share in the first quarter of 2005. A reconciliation of net income to FFO is attached to this press release.
    Our revenue results in the second quarter of 2005 included $1.8 million of revenue from a real property not yet owned but consolidated under Financial Accounting Standards Board Interpretation Number 46, or FIN 46. This additional revenue had no impact on the Company's FFO or net income, but the depreciation taken on the property resulted in approximately $0.01 per share of additional FFO.
    Paul McDowell, Chief Executive Officer, stated, "In the second quarter we continued to make progress in our effort to expand our long-term net lease asset base and our long-term financing of those assets. During the second quarter 2005, we closed approximately $178 million in new net lease transactions, bringing our total investment portfolio to $747 million (net of intangible liabilities on real estate investments) and we continue to diversify our asset mix, as our direct ownership of net leased properties are now approximately 50% of our total portfolio. Additionally, as of August 8, 2005, we have closed another approximately $17 million and have under due diligence scheduled to close by December 31 another approximately $250 million in net lease transactions which if closed as expected will bring our total assets to approximately $1.0 billion."
    Mr. McDowell continued, "The decrease in our results from the first quarter 2005 primarily reflects higher interest expense of approximately $0.04 per share as we had a full quarter's impact of higher financing costs on the assets previously financed under our variable rate warehouse facility that are now long-term financed under our fixed rate CDO. In the third quarter and beyond our results will show the positive financial impact of the new net lease transactions that we added in the second quarter."

    Capital Structure:

    On June 30, 2005, the Company had total assets of $935.2 million, $55.8 million in available cash and cash equivalents, long-term fixed rate debt outstanding of approximately $533 million, and $45.7 million outstanding under its variable rate secured credit facility with Wachovia. As of June 30, 2005, approximately 83% of our long-term portfolio was financed with long-term fixed rate debt, at an average effective rate of 5.60%.

    Dividend:

    In the second quarter 2005, the Company declared a dividend in the amount $0.18 per share, no change from the first quarter 2005. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    2005 Guidance:

    Based upon the Company's current outlook, including that for new origination of net lease assets for the remainder of the year, management is confirming that it expects FFO per diluted share for 2005 to range from $0.65 to $0.71 and earnings per share to range from $0.25 to $0.30. It is important to note that the full impact from the Company's acquisitions in the third and fourth quarters of 2005 will not be fully realized until the first quarter of 2006. The Company's earnings and FFO guidance do not include the impact, if any, of any additional capital raises.
    Management is providing FFO guidance for the third quarter 2005 of $0.16 to $0.17 per diluted share, and earnings per share guidance for the third quarter 2005 of $0.06 to $0.07. The only adjustment between FFO and earnings per share guidance is depreciation and amortization on real property.
    The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's second quarter 2005 results after the market close on Tuesday, August 9, 2005, at 5:00 p.m. (Eastern Time). Hosting the call will be Paul H. McDowell, Chief Executive Officer, and Shawn
P. Seale, Senior Vice President and Chief Financial Officer. Interested parties may listen to the conference call by dialing
1-800-811-0667 or for international participants 1-913-981-4901. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for seven days following the call. A recording of the call also will be available approximately one hour after the call by dialing 1-888-203-1112 or for international participants 1-719-457-0820 and entering passcode 3594799. The replay will be available until August 23, 2005.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
    The Company defines transactions under due diligence as being those which we have either a fully executed loan application or purchase contract with cash deposits in place and the closing of those transactions is subject only to customary due diligence and the satisfaction of defined closing conditions.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to invest in additional net lease assets in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs and/or our general and administrative costs;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    -- our ability to raise additional capital to invest in net lease assets;

    -- our ability to complete pending net lease real property acquisitions and/or other net lease investments in a timely manner or at all;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.
    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2004, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on financing and investing in commercial real estate that is net leased primarily to single tenants with investment grade or near investment grade credit ratings.



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited quarterly data)

                                            For the           Year
(in thousands, except per share data)  three months ended    to Date
                                       Jun 30,    Mar 31,    Jun 30,
                                        2005       2005       2005
----------------------------------------------------------------------
Revenues:                             Unaudited  Unaudited  Unaudited
  Interest income from mortgage loans
   and securities                     $   6,641  $   6,106  $  12,748
  Gain on sales of mortgage loans and
   securities                               174         63        237
  Rental revenue                          7,124      4,336     11,459
  Property expense recoveries             1,356      1,363      2,719
  Other revenue                              93         39        132
----------------------------------------------------------------------
Total revenues                           15,388     11,907     27,295
----------------------------------------------------------------------
Expenses:
  Interest expense                        6,214      3,542      9,756
  Property expenses                       2,291      1,783      4,074
  Loss on securities                        250          -        250
  General and administrative expenses     2,414      2,552      4,967
  General and administrative expenses-
   stock based compensation                 467        455        922
  Depreciation and amortization
   expense on real property               1,920      1,268      3,188
  Loan processing expenses                   63         85        148
----------------------------------------------------------------------
Total expenses                           13,619      9,685     23,305
----------------------------------------------------------------------
Income (loss) before minority interest    1,769      2,222      3,990
Minority interest in consolidated
 entities                                  (215)         -       (215)
----------------------------------------------------------------------
Net income                            $   1,554  $   2,222  $   3,775
----------------------------------------------------------------------
Earnings per share
  Net income per share, basic and
   diluted                            $    0.06  $    0.08  $    0.14
  Weighted average number of common
   shares outstanding, basic and
   diluted                               27,868     27,526     27,698
Dividends declared per common share   $    0.18  $    0.18  $    0.36




Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2005 (unaudited) and December 31, 2004
(in thousands)

                                                   As of      As of
                                                  June 30,   December
                                                    2005     31, 2004
----------------------------------------------------------------------
Assets                                           Unaudited
Cash and cash equivalents                        $  55,826  $  30,721
Mortgage loans held for investment                 237,977    207,347
Real estate investments, net                       391,607    194,541
Real estate investments consolidated under FIN46    81,500     48,000
Securities available for sale                      124,995     87,756
Structuring fees receivable                          4,150      4,426
Prepaid expenses and other assets                   36,756      7,941
Amounts due from affiliates and members                 79         81
Accrued rental income                                1,928        507
Derivative assets                                        -         42
Furniture, fixtures and equipment, net                 360        340
----------------------------------------------------------------------
Total Assets                                     $ 935,178  $ 581,702
----------------------------------------------------------------------
Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses            $   8,114  $   3,479
Deposits and escrows                                 2,993     10,725
Due to servicer and dealers                              -      4,357
Repurchase agreement obligations                    45,744    133,831
Mortgages on real estate investments               265,314    111,539
Mortgage on real estate investments consolidated
 under FIN46                                        50,887      4,815
Collateralized debt obligations                    268,138          -
Derivative liabilities                               3,451      7,355
Deferred rental revenue                                850          -
Intangible liabilities on real estate investments   11,525      7,028
Dividends payable                                    5,016      4,124
----------------------------------------------------------------------
Total Liabilities                                  662,032    287,253
Minority interest in real estate investments
 consolidated under FIN46                           26,613     41,185
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value, 100,000,000
   shares authorized, no shares issued and
   outstanding                                           -          -
  Common stock, $0.01 par value, 500,000,000
   shares authorized, 27,868,480 and 27,491,700
   shares issued and outstanding, respectively         279        275
  Additional paid in capital                       246,445    251,786
  Accumulated other comprehensive income (loss)       (191)     1,203
  Retained earnings                                      -          -
----------------------------------------------------------------------
Total Stockholders' Equity                         246,533    253,264
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity       $ 935,178  $ 581,702
----------------------------------------------------------------------




Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations

The following is a reconciliation of net income to FFO applicable to common stockholders, and illustrates the difference in this measure of operating performance (in thousands, except per share data):

                                            For the           Year
(in thousands, except per share data)  three months ended    to Date
                                       Jun 30,    Mar 31,    Jun 30,
                                        2005       2005       2005
----------------------------------------------------------------------
                                      Unaudited  Unaudited  Unaudited
Net income                            $   1,554  $   2,222  $   3,775
Adjustments:
  Add: Depreciation and amortization
   expense on real property               1,920      1,268      3,188
----------------------------------------------------------------------
Funds from operations                 $   3,474  $   3,490  $   6,963
----------------------------------------------------------------------

Weighted average number of common
 shares outstanding, basic and diluted   27,868     27,526     27,698
Funds from operations per share       $    0.12  $    0.13  $    0.25

Gain on sales of mortgage loans and
 securities                           $     174  $      63  $     237
Depreciation on real estate
 investments consolidated under FIN46 $     417          -        417

    CONTACT: Investor Relations/Media Contact:
             ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com